Exhibit 99.1

Impac Mortgage Holdings, Inc.	IMH	Q3 2014 Earnings Call	Nov. 6, 2014
Company▲	Ticker▲	Event Type▲	Date▲

•                 PARTICIPANTS

Corporate Participants

Justin R. Moisio — Head-Investor & Media Relations, Impac Mortgage Holdings, Inc.

Joseph R. Tomkinson — Chairman & Chief Executive Officer, Impac Mortgage Holdings, Inc.

William S. Ashmore — President & Chief Operating Officer, Impac Mortgage Holdings, Inc.

Other Participants

Daniel H. Baldini — Managing Partner & Chief Compliance Officer, Oberon Asset Management LLC

Michael C. Salzhauer — Analyst, Benjamin Partners, Inc.

•                 MANAGEMENT DISCUSSION SECTION

Operator:  Ladies and gentlemen, thank you for standing by. And welcome to the Impac Mortgage Holdings Third Quarter 2014 Earnings Call. All lines have been placed on mute to prevent any background noise. Afterwards we will conduct a question-and-answer session. [Operator Instructions]

Thank you. Your speaker for today is Justin Moisio of Investor Relations. Please go ahead sir.

Justin R. Moisio, Head-Investor & Media Relations

Thank you. Good morning, and thank you for joining Impac Mortgage Holdings third quarter 2014 earnings call. During this call, we will make projections or other forward-looking statements in regards to but not limited to GAAP and taxable earnings, cash-flows, interest rate risk and mortgage risk exposure, mortgage production, and general market conditions.

I would like to refer you to the business risk factors in our most recently filed Form 10-K under the Securities and Exchange Act of 1934. These documents contain and identify important factors that could cause the actual results to [ph] defer (01:12) materially from those contained in our projections or forward-looking statements.

This presentation, including any outlook and any guidance is effective as of the date given and we expressly disclaim any duty to update the information herein.

I would now like to get started by introducing Joe Tomkinson, Chairman and CEO of Impac Mortgage Holdings.

Joseph R. Tomkinson, Chairman & Chief Executive Officer

Good morning. And welcome and thank you for joining the third quarter earnings call. On the line with me is Bill Ashmore, our President and Chief Operating Officer; Todd Taylor will be calling in, he is our Chief Financial Officer; and Ron Morrison, our General Counsel is here.

I’ll begin with a brief review of the results for the third quarter. For the third quarter, the company reported a loss of approximately $1.2 million or $0.13 per diluted common share as compared to the earnings of $82,000 or $0.01 per share for the second quarter of 2014.

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However, with the exception of last quarter’s significant fluctuation and mark-to-market adjustment of the net trust assets, we have continued to see a consistent, positive quarterly trend of improving consolidated net results over the last five quarters.

Our total originations increased nearly 100% to $923.6 million from $465 million in the second quarter of 2014. The increase in lending volume was predominantly due to an increase in our correspondent volume to $747 million in the third quarter, which compares to $271 million in the second quarter of 2014. The increase was a result of the expansion of our bulk acquisitions in that quarter.

With the large concentration of correspondent volumes, gain on sale margins decreased in the third quarter of 2014 to 99 basis points because correspondent channel margins are lower than the other channels.

However, the correspondent lending expenses decreased proportionately as a result of the increased efficiencies in this channel and a much lower cost to originate. Despite the decrease in margins, mortgage lending revenues increased by 30% in the third quarter of 2014 to $9.2 million and that compares to $6.5 million in the second quarter of 2014.

Results for the third quarter of 2014 improved over the third quarter of 2013 primarily due to a decrease in the expenses. This can be attributed to the sale of a costly decentralized brick-and-mortar lending channel in December of last year as we have shifted our strategy to focus on more wholesale in correspondent lending channels in 2014.

Overall, trends in mortgage lendings are very positive from second quarter to third quarter with volume up almost 100%, revenues increasing by 30% and expenses down quarter over quarter. Also, mortgage lending net earnings increased by approximately $2.9 million since the last quarter. We believe there is a little bit more work to do to be done on operational efficiencies and overall expenses as we grow the originations through the year-end.

During the third quarter, our correspondent channel contributed 81% of the originations. The wholesale channel contributed 17% and the remaining 2% coming from the retail channel and that compares to 58%, 39% and 3%, respectively, for the second quarter of 2014.

Although we have been successful in increasing our correspondent volumes, wholesale volumes have decreased in the third quarter from the second quarter. With the transition to a new LOS system and the realignment of our processes in wholesale lending, we have not yet seen a significant increase in our pull-through rates during the third quarter as expected, which delayed closing in the hence depressed funded volumes in the third quarter.

In October, we made some significant changes in the wholesales in operational groups that are expected to increase those volumes and improve the pull-through during the fourth quarter and into the first quarter of 2015. Moreover, we are in the beginning stages of ramping up our non-qualified mortgage originations, which currently are predominantly through our wholesale channel and we expect these originations to continue to grow as we enhance our marketing and training efforts, which will add to the overall mortgage origination volume.

Over the last 45 days, we’ve seen an increase for our locks and locked pipeline to approximately $600 million. During the month of October, the company funded or acquired over $335 million of mortgage loans. Based on October originations and the continued increases in our pipeline, fourth quarter originations are expected to exceed the third quarter productions.

As part of our strategy to take advantage of attractive servicing pricing, we’ve sold $2.6 billion of mortgage servicing portfolio in the first nine months of the year. As a result, the mortgage servicing portfolio declined in the third quarter to $1.2 billion. And as a result of these servicing sales, the company generated $20 million in cash. The company will continue to selectively sell servicing to maintain adequate liquidity and capital and will continue to grow and expand its mortgage lending and warehouse businesses.

In the third quarter of 2014, mortgage servicing fees decreased to $400,000 — decreased by $400 — excuse me, mortgage servicing fees decreased by $400,000 from the second quarter, which is a result of the aforementioned servicing sales.

Our warehouse lending business has slowly grown over the last two quarters. We currently have outstanding commitments of approximately $43 million, with an additional $55 million in re-warehousing requests of which $23 million is currently approved and in docks. As we acquire more warehouse capacity to offer lines to more customers, we expect this business to continue to grow.

In the fourth quarter we expect to have an additional $30 million available in warehouse capacity to offer our new and existing customers. For the third quarter of 2014, real estate services fees were $3.2 million as compared to $4.4 million in the second quarter of 2014. While the company continues to generate real estate service fees, the decrease in fees was due to the anticipated run-off of a long-term mortgage portfolio.

The reduced real estate fees from the second and third quarter of $1.2 million underscores the fact that mortgage lending net profitability will be the main driver of overall consolidated earnings’ success. However, it is important to reiterate that our mortgage lending net results increased by approximately $2. million over the same quarterly periods.

Management is very aware that with our real estate mortgage services revenues declining, we will continue to aggressively ramp up our mortgage division originations and revenues to obtain overall company consolidated profitability. While the company builds this mortgage origination volumes, the residual income from its long-term mortgage portfolio have and will continue to be an important part of the company’s cash flows for the foreseeable future.

In our long-term portfolio the residuals continue to generate better-than-expected cash flows of $2 million in the third quarters of 2014 and $7.6 million year-to-date through September 30, 2014. And that compares to $1.7 million in the third quarter of 2013 and $5 million year-to-date through September 30, 2013.

During the third quarter of 2014 we saw a substantial increase in the total originations to over $900 million. We believe this increase to quarterly volumes approaching $1 billion is an extremely important milestone because of the negotiating strength it gives the company as we sell loans into the capital markets plus the overall effect on decreasing the cost to manufacture or acquire these loans.

In the correspondent channel, we continue to add customers in the third quarter and have received submissions from more customers in the third quarter versus the second quarter. However, overall utilization rate remains flat. In wholesale, our percentage of customers delivering multiple loans per month also remained, flat is expected to increase in the fourth quarter. These key initiatives are increasing multiple loan deliveries by top tier brokers in the wholesale channels along with a higher customer utilization rate in the correspondent operations will be driving our sales strategy in 2015.

Both of these key metrics will not only increase volumes, but decrease the overall expenses and expand the net margin in the mortgage lending operations.

With this emphasis on increasing quarterly origination volume to $1 billion-dollars-plus-level and reducing expenses on a per loan basis, we will continue to make further adjustments in the manufacturing process and focus on certain key customers where we can fund a higher percentage of their production.

Looking forward, we believe that there will be improvement in total originations in top line revenues during the fourth quarter in not only the wholesale but our correspondent and retail channels. In addition, in the fourth quarter, we anticipate exceeding third quarter production levels and generating production in excess of $950 million for the fourth quarter. As a result of our initiative to obtain these higher funding volumes, we should exceed 2013 production with approximately $2.7 billion in originations for 2014.

It should be noted that the volume increases for 2014 are back-end loaded as compared to 2013 where the highest percentage of volume was in the first two quarters. Third quarter of 2014 origination volume was $100 million higher than the combined volumes in the first and second quarter of 2014. This is important because increase in volumes in the third and fourth quarter of 2014 will allow mortgage lending to sustain momentum into the first half of 2015.

Consistent with this strategy to expand total originations, the company rolled out its non-QM loan programs in August. Marked as AltQM and funded its first originations during the third quarter. As of October 31, the company funded approximately $3.5 million dollars of AltQM loans and expect to build on these fundings throughout the fourth quarter.

Currently, the predominance of AltQM originations is in our wholesale channel. But during the beginning of the fourth quarter the correspondent channel received commitments from several large retail originators to rule out our AltQM loan products over the next several months. The company knows that in order to substantially grow the skill of our AltQM loan production, it will require our correspondent customers’ origination of these programs.

Additionally, these AltQM programs coupled with their agency and government-backed programs and warehousing capabilities will strategically move Impac Mortgage into a full-spectrum lender. Our full spectrum lending position will take advantage of Deutsche Bank’s projections of forecasted future non-agency origination market of up to $600 billion annually. Not only does this full-spectrum lending proposition open up more origination possibilities, but it also provides an increased competitive advantage when recruiting new sales and operational talent for Impac Mortgage and its customers.

The largest growth in our overall origination Q15 2015 may not be the AltQM loans, but rather from where we can provide the biggest competitive advantage for our customers as we build our full-spectrum lending strategy upon a customer-centered mortgage platform.

Now this concludes my prepared remarks. And I’d like to now open it up to any questions you have.

•                 QUESTION AND ANSWER SECTION

Operator:  You’re ready for questions? [Operator Instructions]

<A — Joe Tomkinson — Impac Mortgage Holdings, Inc.>: Operator, are there any questions?

Operator:  Please hold for your first question.

<A — Joe Tomkinson — Impac Mortgage Holdings, Inc.>: All right.

Operator:  Your first question comes from Daniel Baldini with Oberon.

<Q — Daniel Baldini — Oberon Asset Management LLC>: Hi, good morning. Thanks for taking my call. So, you alluded to the profitability of the mortgage lending operation and I’m wondering if you have handy the numbers for the segment operating incomes for mortgage lending real estate services. The — these statistics that are disclosed in the 10-Q.

<A — Joe Tomkinson — Impac Mortgage Holdings, Inc.>: Hold on a second.

<A — Bill Ashmore — Impac Mortgage Holdings, Inc.>:  ... $803,000?

<A — Joe Tomkinson — Impac Mortgage Holdings, Inc.>: So, what’s the question?

<Q — Daniel Baldini — Oberon Asset Management LLC>: So, the — you’ll publish a 10-Q in the next couple of days I suppose and there’ll be segment operating income numbers in there. I was just wondering if you have them handy now.

<A — Bill Ashmore — Impac Mortgage Holdings, Inc.>: Yeah, sure. Yeah, I’m looking at them right now.

<Q — Daniel Baldini — Oberon Asset Management LLC>: Oh, okay. So, what was mortgage lending?

<A — Bill Ashmore — Impac Mortgage Holdings, Inc.>: So for the third quarter of 2014, mortgage lending has earnings of $803,000 versus a loss of approximately $2.1 million for the second quarter of 2014.

<Q — Daniel Baldini — Oberon Asset Management LLC>: Yeah?

<A — Bill Ashmore — Impac Mortgage Holdings, Inc.>: Real estate services had earnings of about $1.9 million for the third quarter as compared to $2.8 million for the second quarter.

<Q — Daniel Baldini — Oberon Asset Management LLC>: Okay. Okay. And presumably the corporate expenses went down in the quarter.

<A — Joe Tomkinson — Impac Mortgage Holdings, Inc.>: Yes.

<Q — Daniel Baldini — Oberon Asset Management LLC>: Okay. Can I ask you, these losses from discontinued operations seem to carry on, and I’m curious when do you imagine that they’ll be eliminated?

<A — Joe Tomkinson — Impac Mortgage Holdings, Inc.>: Well, that’s hard to say. We continue to slowly reduce them and we continue to work on them. I’m uncomfortable in saying right now when do I think they’ll expire but I can tell you that we, in the last year-and-a-half, we’ve reduced that overall expense close to $1 million so, on a monthly basis.

<Q — Daniel Baldini — Oberon Asset Management LLC>: And does it consist mostly of what, put-backs in the securitized portfolios?

<A — Joe Tomkinson — Impac Mortgage Holdings, Inc.>: No.

<A — Bill Ashmore — Impac Mortgage Holdings, Inc.>: No.

<A — Joe Tomkinson — Impac Mortgage Holdings, Inc.>: No. it’s more — we had a lot of excess, as an example, we have excess space in our building and that’s causing us roughly somewhere between $250,000 and $300,000 a month that we’re stuck with above-market rents. That rent, we’re trying to renegotiate but if we had to look at it and say, okay, how long is that going to continue? The lease is up in October of 2016. So that gives you an example.

<Q — Daniel Baldini — Oberon Asset Management LLC>: Oh. Okay. All right. Great. Thanks very much.

Operator:  [Operator Instructions] Your next question comes from Michael Salzhauer with Benjamin Partners.

<Q — Michael Salzhauer — Benjamin Partners, Inc.>: Hi, thanks for taking my question. So, on the new Alt-A loans that you are originating, what happens to them when they’re originated? They’re — are they sitting on your balance sheet or are they sitting with the strategic partner?

<A — Joe Tomkinson — Impac Mortgage Holdings, Inc.>: We fund them. And then our strategic partner on our request or when we have a certain level, we’ll put a request and then they come in and sweep the line, then they hold it on their balance sheet.

<Q — Michael Salzhauer — Benjamin Partners, Inc.>: So they’re going to buy them from you?

<A — Joe Tomkinson — Impac Mortgage Holdings, Inc.>: Yes.

<A — Bill Ashmore — Impac Mortgage Holdings, Inc.>: Yes, we just completed the first $3.5 million purchase, I believe, if it doesn’t get done today it’ll be tomorrow.

<Q — Michael Salzhauer — Benjamin Partners, Inc.>: And what is the spread on that sale?

<A — Bill Ashmore — Impac Mortgage Holdings, Inc.>: The spread on the sale?

<A — Joe Tomkinson — Impac Mortgage Holdings, Inc.>: Not sure... You mean what is the profitability?

<Q — Michael Salzhauer — Benjamin Partners, Inc.>: Yes.

<A — Bill Ashmore — Impac Mortgage Holdings, Inc.>: Wait, no, Joe, we — that’s kind of between Macquarie and us.

<A — Joe Tomkinson — Impac Mortgage Holdings, Inc.>: That’s something we don’t disclose right now.

<A — Bill Ashmore — Impac Mortgage Holdings, Inc.>: But it is a very profitable product.

<Q — Michael Salzhauer — Benjamin Partners, Inc.>: I assume it’s more profitable than regular mortgage product.

<A — Joe Tomkinson — Impac Mortgage Holdings, Inc.>: Yes.

<Q — Michael Salzhauer — Benjamin Partners, Inc.>: And what is the competitive land — and after you sell these loans to Macquarie, you’re presumably servicing them but you don’t have any more participation in them, is that correct?

<A — Bill Ashmore — Impac Mortgage Holdings, Inc.>: We are continuing to service with them and we are partaking in a split of the servicing with Macquarie after the net expenses in addition to there is some residual interest that Impac owns relative to future spreads on those loans that are held in balance and eventually securitized.

<Q — Michael Salzhauer — Benjamin Partners, Inc.>: And what kind of liability do you have back to Macquarie?

<A — Joe Tomkinson — Impac Mortgage Holdings, Inc.>: Our liability is no more than the same liability that we have with Fannie and Freddie.

<Q — Michael Salzhauer — Benjamin Partners, Inc.>: So it’s like [ph] wrap some warranties (22:44) kind of stuff?

<A — Bill Ashmore — Impac Mortgage Holdings, Inc.>: Yes.

<A — Joe Tomkinson — Impac Mortgage Holdings, Inc.>: Yes.

<Q — Michael Salzhauer — Benjamin Partners, Inc.>: And could you just talk a little bit about the competitive landscape for that re-emerging product and then I’ll get off. Thanks.

<A — Joe Tomkinson — Impac Mortgage Holdings, Inc.>: Well there’s — I’ll speak first and then I’m sure Bill will want to add to it. There’s a lot of companies out there that have recognized the void in that space and there’s a lot of companies that have talked about getting into the space.

I think we’re really the only company to truly come out with guidelines and gone ahead and began accepting applications for correspondents and wholesale lenders. We’ve — I think our pipeline was somewhere around $50 million on this product.

<A — Bill Ashmore — Impac Mortgage Holdings, Inc.>: Yes.

<A — Joe Tomkinson — Impac Mortgage Holdings, Inc.>: Our pipeline is currently at $50 million and that’s from a dead start. But I think we’re the only company that is actually funding the product. Bill?

<A — William Ashmore>: Well, Joe let me amplify that. There are a couple regional banks that have been originating some of this non-QM product, but most of it has been more of a prime jumbo type of product that maybe has an IO on it or maybe has higher than 43% back-in ratio.

There are a couple of hedge funds that have recently ventured in there partnering with some originators, but we just got back from the Mortgage Bankers Association Convention in Las Vegas two weeks ago, where a number of current or prospective customers were meeting with us and a couple other potential non-QM acquirer of loans.

And at the end of the conference, we met with several large retail prospects or current clients that have in excess of 200 loan officers, upwards of 600 plus loan officers. And we did get commitments after they spoke to a number of our competitors out there. We have commitments of several of these large retail originators that will be starting to originate these loans starting in as early as

November and all the way to the beginning of next year. So, we feel quite good that our positioning in terms of the guidelines, as Joe mentioned, and the pricing is quite competitive out there.

In addition to us offering extensive training and not just a matrix-type of a delivery of what the programs are. In fact, we are starting our first seminars next week here in Irvine, California. We have upwards of 100 brokers that are signed up. We are going to start the correspondent webinars at the beginning of December, where we initially have several hundred that have shown initial interest to sign up for it. So, we feel pretty good about where we’re positioned relative to our AltQM loans.

<Q — Michael Salzhauer — Benjamin Partners, Inc.>: Thanks. I think you guys are great entrepreneurs.

<A — Bill Ashmore — Impac Mortgage Holdings, Inc.>: Thank you.

<A — Joe Tomkinson — Impac Mortgage Holdings, Inc.>: Thank you. Anything else?

<Q — Michael Salzhauer — Benjamin Partners, Inc.>: Not from me.

<A — Joe Tomkinson — Impac Mortgage Holdings, Inc.>: Okay. All right. Thanks.

Operator:  [Operator Instructions] Mr. Tomkinson, there are no further questions at this time. I will turn the call back over to you. Please continue with your presentation or closing remark.

Joseph R. Tomkinson, Chairman & Chief Executive Officer

I have no other closing remarks other than again, I want to just thank everyone who participated in the call. Thank you.

Operator:  Ladies and gentlemen, that does conclude the conference call for today. We thank you for your participation and I expect you to please disconnect your line.

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